Exhibit 99.1

Investor Slide Deck January 11, 2016

Forward - Looking Statements This presentation includes forward - looking statements on Synthetic Biologics’ current expectations and projections about future events . In some cases forward - looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes,“ "estimates,” “indicates,” and similar expressions . These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding our clinical trials, our establishment of collaborations and our execution of our growth strategy . The forward - looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward - looking statements . Important factors that could cause actual results to differ materially from those reflected in Synthetic Biologics’ forward - looking statements include, among others, a failure of our product candidates to be demonstrably safe and effective , or results that are consistent with prior results, a failure to initiate clinical trials and if initiated, a failure to achieve the desired results, a failure to obtain regulatory approval for our product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to our ability to promote or commercialize our product candidates for the specific indications, a lack of acceptance of our product candidates in the marketplace, a failure of us to become or remain profitable, a failure to establish collaborations, our inability to obtain or maintain the capital or grants necessary to fund our research and development activities, a loss of any of our key scientists or management personnel, and other factors described in Synthetic Biologics’ annual report on Form 10 - K for the year ended December 31 , 2014 , subsequent quarterly reports on Form 10 - Qs and any other filings we make with the SEC . The information in this presentation is provided only as of the date presented, and Synthetic Biologics undertakes no obligation to update any forward - looking statements contained in this presentation on account of new information, future events, or otherwise, except as required by law . 2

Investment Considerations NYSE MKT: SYN • Lead candidates in Phase 2 development focused on protecting the gut microbiome while targeting pathogen - specific diseases • SYN - 010 = innovative approach to target an underlying cause of irritable bowel syndrome with constipation (IBS - C), not just the symptoms • Intended to reduce impact of methane producing organisms in the gut • SYN - 004 = category creator for the prevention of C. difficile infection (CDI) and antibiotic - associated diarrhea (AAD) • Intended to degrade certain IV beta - lactam antibiotics in the gut • Targeting multi - billion dollar market opportunities addressing significant unmet medical needs • Multiple near - term and long - term clinical milestones • Experienced management team with extensive clinical and commercial track record 3

Management Team • Jeffrey Riley, CEO Pfizer, Nichols Institute (Quest), SmithKline Beecham, QIC • Steven Shallcross , CFO Vanda Pharmaceuticals, Inc., Empire Petroleum Partners, LLC, Innocoll AG (formerly privately held Innocoll Holdings, Inc .) • Joseph Sliman, MD, MPH, SVP Clinical/Regulatory Vanda Pharmaceuticals, Inc., MedImmune , Inc., DynPort Vaccine • Raymond Stapleton, PhD, SVP, Manufacturing Merck & Co., Inc. • Michael Kaleko, M.D., Ph.D., SVP R&D Genetic Therapy, Inc. (Novartis), Advanced Vision Therapies (currently known as Wellstat Ophthalmics ) • Klaus Gottlieb, MD, FACG, VP Clinical/Regulatory Quintiles, U.S. Food & Drug Administration • Maureen Early, MBA, VP Commercial Rhone Poulenc Rorer/Aventis , Upside Endeavors 4

Product Pipeline C - Cedars - Sinai Medical Center collaboration I - Intrexon Corporation collaboration T - The University of Texas at Austin collaboration Completed Planned – 2016 Therapeutic Area Proprietary Technology Product Candidate Discovery Preclinical Phase 1 Phase 2 Phase 3 IBS - C [Acute Study] Oral modified - release lovastatin lactone SYN - 010 C IBS - C [Extension Study] Oral modified - release lovastatin lactone SYN - 010 C Prevention of CDI and AAD [Degrade IV Beta - lactam Antibiotics] Oral enzyme SYN - 004 Prevention of CDI and AAD [Degrade Oral Beta - lactam Antibiotics] Oral enzyme SYN - 004 Prevention of CDI and AAD [Degrade IV Carbapenem Antibiotics] Oral enzyme SYN - 006 Prevention/Treatment of Pertussis (whooping cough) Monoclonal antibodies SYN - 005 I,T Preserve gut microbiome and barrier/Treat inflammation Oral intestinal alkaline phosphatase SYN - 020 5

Milestones: Achieved & Upcoming Therapeutic Area/Product Candidate Timeline IBS - C – SYN - 010: Phase 2 (1 st study; acute, placebo - controlled) 2Q 2015 – Initiated Phase 2 4Q 2015 – Reported Phase 2 topline data Phase 2 (2 nd study; extension, SYN - 010 42mg) 2H 2015 – Initiated Phase 2 1H 2016 – Report Phase 2 topline data End of Phase 2 Meeting with FDA 1H 2016 Pivotal Phase 3 trial(s) 2016 – Initiate Phase 3 trial(s) CDI/AAD Prevention – SYN - 004: Phase 1a/1b 1Q 2015 – Positive topline Phase 1b results 1Q 2015 – Positive Phase 1a/1b PK data Phase 2a open - label (1 st ileostomy study; ceftriaxone) 1Q 2015 – Initiated Phase 2a 4Q 2015 – Reported supportive Phase 2a topline data Phase 2a open - label (2 nd ileostomy study; ceftriaxone + PPI) 2Q 2015 – Initiated Phase 2a 1H 2016 – Report Phase 2a topline data Phase 2b proof - of - concept ( double - blind, placebo - controlled) 3Q 2015 – Initiated Phase 2b trial 1H 2016 – Interim analysis of blinded data by independent monitor committee Pivotal Phase 3 trial(s) 2016 – Initiate Phase 3 trial(s) 6

Source: Genome Medicine 2011, 3 :14 http://genomemedicine.com/content/3/3/14 Diseases Directly Influenced by the Gut Microbiome 7

Human Microbiome The body has 10 times as many microbe cells as human cells Source: http://commonfund.nih.gov/hmp/overview.aspx Human Microbiome > 1,000,000 Genes Human Genome 23,000 Genes 99% of Genes in the body are Microbial, NOT Human Leveraging the microbiome could significantly change medicine 8

Source: US National Library of Medicine. Image source: Ottman N, et al. (2012) The function of our microbiota : who is out there and what do they do? Front. Cell. Inf. Microbio . 2:104. Human Microbiome Over Time Response to environmental conditions and life stages 9

Top 10 Emerging Technologies Source: World Economic Forum, http://www3.weforum.org/docs/GAC/2014/WEF_GAC_EmergingTechnologies_TopTen_Brochure_2014.pdf 10 SYN Focus

SYN - 010 Treatment of IBS - C

Pathogen - Specific Microbiome Therapeutic Treating the underlying cause not symptoms SYN APPROACH: Anti - Archaea specific therapeutic 12

Irritable Bowel Syndrome

IBS Prevalence

- IBS is a chronic GI disorder characterized as a group of symptoms
  - Diarrhea/constipation
  - Abdominal discomfort
  - Bloating
- Severely impacts and reduces quality of life
- Statistics
  - 10-15% of the global population
- Who is affected?
  - Women = 66.1%; Men = 33.9%
  - IBS-D = 53%; IBS-M = 27%; IBS-C = 20%
- SYN focused on the treatment of IBS-C

IBS Prevalence (age > 10)*

US	17.2M
EU5	16.5M
Japan	7.0M
Total	40.7M

* Forecast uses stringent disease diagnosis criteria (ROME II) to ensure market relevance and a population most likely to receive a diagnosis and prescription drug treatment.
Source: GlobalData Publication Irritable Bowel Syndrome Global Drug Forecast and Market Analysis 2014.

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Synthetic BIOLOGICS

SYN - 010: Proprietary Modified - Release Lovastatin Lactone Designed to reduce methane production by M. smithii in the intestine Bacteroides thetaiotaomicron is one of many bacterium that ferments carbohydrates in the gut which releases H 2 and CO 2 C arbohydrates Methanobrevibacter smithii archea consumes hydrogen gas from Bacteroides and produces methane, which is lost from gut as “gas” Gas H 2 Source: http ://commons.wikimedia.org/wiki/File:Intestine_and_stomach_ - _transparent_ - _ cut.png 14

SYN-010: Differentiators

Methane Production: An Underlying Cause of IBS-C

- Intestinal methane production is an underlying cause of constipation
  - Critical discovery by Mark Pimentel, MD, and collaborators at Cedars-Sinai
    - Extensive clinical evidence in IBS-C and now chronic idiopathic constipation (CIC)
- Reduction of intestinal methane has been shown to reverse constipation and improve IBS-C symptoms
- Patents and pending patents licensed through Cedars-Sinai
  - ~55 U.S. and foreign patents; ~15 U.S. and foreign patents pending
  - Many patents licensed through Cedars-Sinai
  - Nov 2015 – first issued U.S. patent directly pertaining to SYN-010 (US 9,192,618)
  - Additional worldwide patent filings covering composition of matter claims could extend patent protection of SYN-010 to at least 2035

15 Synthetic BIOLOGICS

Anti - Methanogenic Therapy for IBS - C • Studies demonstrated that statins in animal feed reduced methane gas in ruminant animals (4 - chambered stomach) • Dr. Pimentel translated the use of statins to reduce methane in humans ( single - chambered stomach) by evaluating commercial lovastatin formulations in select IBS - C patients in his practice • Dr. Pimentel further demonstrated that lovastatin is uniquely effective in reducing methane compared to other statins Lovastatin demonstrated significant reduction in methane gas In vitro methane production analysis with human IBS - C stool samples Source: Dr . Pimentel et al – Cedars - Sinai Medical Center 16

SYN - 010 Phase 2 trial design for IBS - C – multiple sites in U.S. 60 patients SYN - 010 High Dose 20 patients SYN - 010 Low Dose 20 patients Placebo 20 patients SYN - 010 High Dose 54 patients* Study #1 – 4 Week Acute Treatment Study #2 – 8 Week Extension Treatment Topline Analysis Study #1 Topline Analysis Study #2 Primary Endpoint: • Reduction of breath methane Secondary Endpoints: • Reduction in abdominal pain and bloating • Increase in complete spontaneous bowel movement (CSBM) 12 Weeks *Study #1 completers rolled into Study #2 17

16% 41% 22% 0% 10% 20% 30% 40% 50% 60% 70% 80% % Weeks Patients Had a Stool Response Placebo SYN - 010 21 mg SYN - 010 42 mg SYN - 010 Improved Weekly Stool Frequency Response Percentage of weeks subjects had a response ( mITT Population) *Statistically different from Placebo based an a Wilcoxon Mann - Whitney test P=0.02* P=0.54 A Weekly Stool Frequency Responder is a subject who experiences a stool frequency increase of 1 or more complete spontaneous bowel movements per week compared with baseline. 18

11% 15% 29% 0% 10% 20% 30% 40% 50% 60% 70% 80% % Weeks Patients Had a Pain Response Placebo SYN - 010 21 mg SYN - 010 42 mg SYN - 010 Improved Weekly Abdominal Pain Response Percentage of weeks subjects has a response ( mITT Population) P=0.08† P=0.26† †P - value based an a Wilcoxon Mann - Whitney test for the comparison of the SYN - 010 treatment to Placebo A Weekly Pain Responder is a subject who experiences a decrease in weekly average score for worst abdominal pain in the past 24 hours of at least 30% compared with baseline 19

1% 7% 9% 0% 5% 10% 15% 20% 25% 30% % Weeks Patients Had a Weekly Response Placebo SYN - 010 21 mg SYN - 010 42 mg SYN - 010 Effects on Combined Weekly Response Trend to dose - dependent improvement ( mITT Population) †P - value based an a Wilcoxon Mann - Whitney test for the comparison of the SYN - 010 treatment to Placebo P=0.13† P=0.10† A Weekly Responder is a subject who experiences a decrease in weekly average score for worst abdominal pain in the past 24 hours of at least 30% compared with baseline AND a stool frequency increase of 1 or more complete spontaneous bowel movements per week compared with baseline. 20

16% 32% 29% 21% 25% 35% 21% 31% 50% 0% 10% 20% 30% 40% 50% 60% Placebo SYN - 010 21 mg SYN - 010 42 mg % IBS - GAI Responders Week 2 Week 3 Week 4 SYN - 010 Effects on Global Assessment of Improvement Improvement in IBS - GAI over time at 42 mg dose ( mITT Population) †p - value based an a Chi - square test for the comparison of the SYN - 010 treatment to Placebo An IBS - GAI responder is defined as a subject who reports moderate or substantial improvement in the Irritable Bowel Syndrome - Constipation Symptoms Score (6 or 7) p=0.13† p=0.58† Improvement over Time 21

SYN - 010 • Completed first Phase 2 trial (acute study) – 63 patients • Complete second Phase 2 trial (8 week extension study) • Topline data expected 1H 2016 • 54 patients from first Phase 2 trial continued into an 8 week, open - label extension study administering single, daily, doses of SYN - 010 42 mg • Designed to evaluate the sustainability of methane reduction and trends in IBS - C symptoms • SYN - 010 clinical pharmacokinetics to be evaluated • Advise dose(s) for advanced clinical testing • Request end of Phase 2 meeting with FDA (1H 2016) • Designing Phase 3 clinical trial (ongoing) Clinical trial development 22

IBS Market Overview

Global IBS Sales in 2023 are expected to be greater than

$1.5B

Market growth attributed to:

- Increased uptake of Linzess® and label expansion of Xifaxan®
- Launch of 4 late-stage pipeline products including 2 late-stage for IBS-C:
  - Plecanatide - Synergy
  - Tenapanor - Ardelyx

2015 IBS Global Therapeutic Sales Forecast ~$669.3M


$30.3
$68.8
$146.0
$61.4
$141.9
$220.9
rifaximin
lubiprostone
linaclotide
alosetron
ramosetron
others

Source: IMS Audited Sales Data, Midas Global Sales (Analytics Link)

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Synthetic BIOLOGICS

IBS-C Market Overview[1]

SYN-010 targets an underlying cause versus competition

Product Candidate	SYN-010 *	Linzess	Amitiza	OTC Laxatives	Plecanatide	Tenapanor
Company	Synthetic	Allergan	Takeda	Various	Synergy	Ardelyx
Phase/Status	Phase 2	Marketed	Marketed	Marketed	Phase 3	Phase 3
Treat underlying cause of IBS-C	●	○	○	○	○	○
Treat symptoms	●	●	●	●	●	●
Relieves constipation	●	●	◐	●	●	●
Relieves pain	●	●	◐	◐	●	●
Causes more regular bowel movements	●	●	◐	◐	●	●
Does not cause severe diarrhea	●	○	○	○	●	◐

*Based on preclinical data and Company expectations

[1] Not a comprehensive list of pipeline products; representative of compounds that are the farthest along in clinical development
Source: www.clinicaltrials.gov; GlobalData; Corporate pipeline websites

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Synthetic BIOLOGICS

SYN - 004 Prevention of C. difficile Infection and AAD

Collateral Damage Caused by Antibiotic Use • Antibiotics • Prevent/treat primary infections • Carried to liver, transported to bile and excreted via large intestine • May unintentionally upset natural balance of gut microbiome by killing off good bacteria • A microbial imbalance in the gut microbiome provides an opportunity for overgrowth of harmful pathogenic organisms (e.g., C. difficile ) which may cause severe diarrhea, damage to the colon and in some cases death Imbalance of the gut microbiome 24 million patients are administered IV antibiotics annually in the U.S. 1 This information is an estimate derived from the use of information under license from the following IMS Health Incorporated infor mat ion service: CDM Hospital database for full year 2012. IMS expressly reserves all rights, including rights of copying, distribution and republic ation. 26

C. difficile Infections (CDI) Preventing CDIs is a national priority 1 Leffler DA et al. N Engl J Med 2015; 372:1539 - 1548. 2 (APIC) National Prevalence Study of Clostridium difficile in U.S. Healthcare Facilities. November 11, 2008. 3 Louie TJ, et al. N Engl J Med 2011;364:422 – 31. 4 Cornely OA, et al. Lancet Infect Dis 2012;12:281 – 9. 5 Vardakas KZ, et al. Int J Antimicrob Agents 2012;40:1 – 8. 6 Lofgren ET et al. Epidemiology 2014; 25: 570 - 5. 7 Zimlichman E, et al. JAMA Intern Med 2013 8 https://www.whitehouse.gov/sites/default/files/docs/national_action_plan_for_combating_antibotic - resistant_bacteria.pdf ; 173 : 2039 - 46 . 27 #1 Most prevalent hospital - acquired infection in the U.S., according to the CDC 453,000 Number of patients infected with C. difficile annually 1 4 - 7 Number of extra days patients with C. difficile are hospitalized on average 2 25% Percentage of patients who experience a recurrence within 1 - 3 months 3 - 5 $1.5B Total cost of hospitalizations due to increasing annual expenditures related to C. difficile patients 6 - 7 29,000 Number of C. difficile - related deaths annually 8

Paradigm Shift Fewer CDIs expected with co - administration of SYN - 004 Treatments • β - lactam • Fluoroquinolone • Clindamycin • Other • Metronidazole • Vancomycin • Fidaxomicin SYN - 004 Paradigm SYN - 004 + beta - lactam antibiotics* SYN - 004 designed to protect the natural balance of the gut microbiome during antibiotic use PREVENTION * I ntended to include penicillins plus cephalosporins Current Paradigm Antibiotics Treatments • β - lactam • Fluoroquinolone • Clindamycin • Other • Metronidazole • Vancomycin • Fidaxomicin C. difficile Infections (CDI) 28

SYN - 004 • ~30 U.S. and foreign patents; ~30 U.S. and foreign patents pending • Composition of matter claims and pharmaceutical compositions of beta - lactamases, including SYN - 004, was issued in November 2014 (U.S. Patent 8,894,994) • Carries a term to at least 2031 • An extensive portfolio of granted use patents and pending patent applications for SYN - 004 - related technology • Additional patent filings covering composition of matter claims could extend patent protection of SYN - 004 to at least 2035 Broad patent estate 29

SYN - 004 Co - Administered with Certain IV Antibiotics Designed to neutralize beta - lactam antibiotics in GI tract SYN - 004 Antibiotic To view the SYN - 004 mechanism of action video , please visit: http:// www.syntheticbiologics.com/SYN - 004 1. SYN - 004 is an oral enzyme tablet ( blue) to be co - administered with IV antibiotics (yellow ). 3. SYN - 004 is intended to remain in the GI tract and neutralize IV antibiotics (black), protecting the natural balance of the gut microbiome . 2. IV antibiotics can upset the natural balance of the gut microbiome , killing “good” bacteria, allowing for the overgrowth of C. difficile . 4 . Co - administration of SYN - 004 is intended to allow the IV antibiotic (yellow) to treat the primary infection while protecting the gut microbiome (blue), and preventing CDI. 30

SYN - 004 • First generation candidate, P1A, was evaluated in four Phase 1 and one Phase 2 clinical trials conducted in Europe • In total, 112 patients and 143 healthy normal subjects participated in the studies • Completed Phase 1a (40 participants) and 1b (24 participants) trials • PK data supports SYN - 004 should have no effect on the antibiotic in the bloodstream • No clinically significant safety events were observed; well tolerated by participants • Completed first Phase 2a trial (10 evaluable participants) • Demonstrated the ability of SYN - 004 to degrade ceftriaxone in the chyme of healthy participants with functioning ileostomies without affecting ceftriaxone in the bloodstream Clinical trials completed to date 31

• Second Phase 2a trial (ongoing) • Characterize SYN - 004 activity on ceftriaxone in the small intestine in the presence of esomeprazole, an approved, OTC proton pump inhibitor • Phase 2b Proof - of - Concept trial (ongoing) • Evaluate the ability of SYN - 004 to prevent CDI and AAD in patients admitted for lower respiratory tract infection receiving at least 5 days of IV ceftriaxone • Anticipate ~75 sites in U.S., Canada and Eastern Europe • Blinded Interim Analysis scheduled for 1H 2016 • First 120 patients • Evaluate baseline rate of CDI in placebo group • FDA Type C meeting requested (trial design and endpoints) • Phase 3 trial vision • Prevention of CDI and AAD among hospitalized patients receiving IV ceftriaxone and other beta - lactam antibiotics • Global study; multiple indications for IV beta - lactam therapy • Demonstrate no effect on blood levels of antibiotic or primary diagnosis cure rates SYN - 004 Clinical trial development 32

33 ~75 Global Clinical Sites 370 patients SYN - 004 + Ceftriaxone Placebo + Ceftriaxone Primary Endpoint: • Prevention of CDI and C. difficile associated diarrhea (CDAD) Secondary Endpoints: • Prevention of AAD • Limiting disruption of gut microbiome diversity 1:1 SYN - 004 Phase 2b trial design for CDI prevention 33

SYN - 004: Market Potential Intended to target certain IV beta - lactam antibiotics * Estimate based on the following assumptions: Cost of SYN - 004/day of $100 x 117M days of “SYN - 004 target” β - lactam antibiotics in 2014 1 - Arlington Medical Resources (AMR), a Decision Resources Group Company 2014 audits of acute care hospital antibiotic utilization. 34 117M 16.7M 453K SYN - 004 Potential U.S. Market ~$12 Billion* 117M: Average days of SYN - 004 administered with target IV beta - lactam antibiotics 1 16.7M: Hospitalized patients 1 453K: New patients infected with C. difficile annually in the U.S.

C. difficile Market Overview[1]

SYN-004 is a prophylactic approach versus treatment

Product Candidate	SYN-004 *	Dificid	MK-3451A	ACAM-CDIFF™	SER-109	PF-06425090
Company	Synthetic	Merck	Merck	Sanofi	Seres	Pfizer
Compound	Enzyme to protect microbiome	Macrocyclic antibiotic	Monoclonal antibody	Vaccine	Microbiome therapeutic	Vaccine
Phase/Status	Phase 2	Marketed	Phase 3	Phase 3	Phase 2	Phase 2
Prophylactic/ Primary prevention	●	○	○	●	○	●
Treatment	N/A	●	○	○	○	○
Prevention of recurrence	N/A	●	●	N/A	●	N/A
Route of administration	Oral	Oral	Infusion	Injections (3X over 30 days)	Oral	Injections (3X over 30 days)

*Based on preclinical & Phase 1 data and Company expectations

Currently the only methods for preventing primary *C. difficile* infection are through antibiotic stewardship and infection control

[1] Not a comprehensive list of pipeline products; representative of compounds that are the farthest along in clinical development

Sources: www.clinicaltrials.gov; GlobalData; Corporate pipeline websites

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Synthetic BIOLOGICS

Financial Highlights

Financial Snapshot • Cash balance (as of 9/30/15): ~$31.8 million • Current Price: $ 2.27 (as of 1/5/16) • 52 Week Range: $ 1.48 - $4.32 • Average Volume (3 months): 933,995 • Shares Outstanding: ~91 million (as of 11/2/15 ) • Options Outstanding: ~7.5 million* • Warrants Outstanding: ~7.9 million** • Market Capitalization: ~$ 207 million • Office in Rockville, Maryland * As of 9/30/15 weighted average exercise price is $2.01 ** As of 9/30/15 weighted average exercise price is $1.79 37

Investor Slide Deck January 11, 2016 SYN – Slide Deck (1.11.2016) - FINAL